UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

VOCALSCAPE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27277 (Commission File Number)	98-0207554 (IRS Employer Identification No.)

170 E. Post Road, Suite 206
White Plains, New York 10601
(Address of principal executive offices)(Zip Code)

(914) 448-7600
Registrant’s telephone number, including area code

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 15, 2007, Vocalscape Networks, Inc., a Nevada corporation (the “Company”), offered and sold 13,309,801 shares of common stock of the Company to a non-US person, at a purchase price of $.00278 per share, for aggregate proceeds of $36,985.

On June 18, 2007, the Company offered and sold 25,687,100 shares of common stock of the Company to a non-US person, at a purchase price of $.00231 per share, for aggregate proceeds of $59,251.80.

On August 3, 2007, the Company offered and sold 27,432,350 shares of common stock of the Company to a non-US person, at a purchase price of $.00188 per share, for aggregate proceeds of $51,600.

The Company made such sales of common stock pursuant to Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended, on the basis that the sales were made offshore of the United States, to non-United States persons, where no directed selling efforts were made in the United States and offering restrictions were implemented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocalscape Networks, Inc. (Registrant)

Date: August 9, 2007	By:	/s/ Ron McIntyre
Name: Ron McIntyre
Title: President